Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

THAT, WHEREAS, MAGALLANES, INC., a Delaware corporation, hereinafter referred to as the “Corporation”, proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-4 and Form S-1 relating to the registration of shares of the Corporation’s common stock, par value $0.01 per share, in connection with the proposed merger of a wholly owned subsidiary of Discovery, Inc. with and into the Corporation; and

WHEREAS, the undersigned is an officer or director of the Corporation;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Pascal Desroches, Debra L. Dial and Jennifer S. Biry, or any one of them, in all of the City of Dallas and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments (including post-effective amendments) or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite their name.

/s/ Debra L. Dial	11/17/2021
Debra L. Dial Director, Senior Vice President, Controller & Chief Accounting Officer (Principal Accounting Officer)	Date